Electronic Articles of Incorporation

For

GLOBAL HUMAX CAPITAL MANAGEMENT, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

GLOBAL HUMAX CAPITAL MANAGEMENT, INC.

Article II

The principal place of business address:

101 PLAZA REAL SUITE 202 N BOCA RATON, FL. 33432

The mailing address of the corporation is:

101 PLAZA REAL SUITE 202 N BOCA RATON, FL. 33432

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

490,000,000 COMMON; lO,OOO,OOO PREFERRED

Article V

The name and Florida street address of the registered agent is:

HAMIL TON L BRENDA

101 PLAZA REAL

SUITE 202 N

BOCA RATON, FL. 33432

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: BRENDA HAMILTON

Article VI

The name and address of the incorporator is:

WOLFGANG RUECKER

101 PLAZA REAL SUITE 202 N

BOCA RATON FL 33432

Electronic Signature of Incorporator: WOLFGANG RUECKER

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.8l7.l55, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P, D

WOLFGANG RUECKER

101 PLAZA REAL SUITE 202 N

BOCA RATON, FL. 33432

ARTICLES OF AMENDMENT

November 13, 2015

FLORIDA DEPARTMENT OF STATE
Division of Corporations

GH CAPITAL INC.
SOUTHEAST FINANCIAL CENTER
200 SOUTH BISCAYNE BOULEVARD SUITE 2790
MIAMI, FL 33131

Re: Document Number P14000040179

The Articles of Amendment to the Articles of Incorporation of GLOBAL HUMAX CAPITAL MANAGEMENT, INC. which changed its name to GH CAPITAL INC., a Florida corporation, were filed on November 12, 2015.

This document was electronically received and filed under FAX audit number H15000269934.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Annette Ramsey
Regulatory Specialist II
Division of Corporations

Letter Number: 115A00023991

P.O BOX 6327 – Tallahassee, Florida 32314

ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION
OF
Global Humax Capital Management, Inc.

Document No. P14000040179

Pursuant to the Provisions of Section 607.1006, Florida Statutes, this Florida Corporation adopts the following amendment to the Articles of Incorporation:

The new name of the Corporation is GH Capital Inc.

- The amendment to the Articles of Incorporation was adopted by the Shareholders on October 29th, 2015. The number of votes cast for the amendment by the Shareholders was sufficient for approval.

IN WITNESS WHEREOF, the undersigned has been duly authorized to execute this Articles of Amendment of Articles of Incorporation this ____29th_ of October 2015.

Wolfgang Ruecker- President

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